Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES FIRST QUARTER 2017 FINANCIAL AND OPERATING RESULTS

Midland, TX (May 2, 2017) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the first quarter ended March 31, 2017.

HIGHLIGHTS

•	Q1 2017 production of 61.6 Mboe/d (75% oil), up 19% over Q4 2016 with 13% quarterly organic growth

•	Q1 2017 cash operating costs of $9.31/boe, including LOE of $4.80/boe and cash G&A of $1.20/boe

•	Estimated Q1 2017 Midland Basin drill, complete and equip cost per completed lateral foot of $622, down 5% quarter over quarter

•	Operating eight horizontal rigs and three dedicated frac crews

•	Closed Brigham Resources acquisition on February 28th for $2.55 billion, increasing Diamondback's total leasehold to approximately 189,000 net surface acres in the Permian Basin

•	First ReWard Wolfcamp A well commenced with peak 15-day flowing 2-stream initial production ("IP") rate of 210 boe/d per 1,000' (88% oil)

•
Two Lower Wolfcamp A completions on recently acquired acreage with average 30-day flowing IP rates of 158 boe/d per 1,000' (89% oil) per well; recently completed Upper Wolfcamp A well commenced with peak 24-hour IP rate of 243 boe/d per 1,000' (85% oil)

“Diamondback's strong first quarter performance reflects our continued dedication to best-in-class execution and low cost operations, a theme we believe will be prevalent in 2017 as our industry returns to growth. After successfully closing our acquisition of Brigham in the first quarter, we have an asset base and organization capable of delivering multi-year industry leading growth while maintaining a fortress balance sheet" stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “Early performance from our first operated completions in the Southern Delaware Basin confirm the productivity of our two newest core areas. The Wolfcamp A single-well economics on our acreage in the Southern Delaware Basin are comparable to our Lower Spraberry economics in the Northern Midland Basin. We are eager to provide additional results from the Southern Delaware Basin throughout this year as we drill, land and complete wells applying our best practices and cost control."

OPERATIONAL HIGHLIGHTS
Diamondback’s Q1 2017 production was 61.6 Mboe/d (75% oil), up 61% year over year from 38.3 Mboe/d in Q1 2016, and up 19% quarter over quarter from 51.9 Mboe/d in Q4 2016. Excluding the effect of production acquired in the Brigham acquisition, organic production growth was up 13% quarter over quarter.

During the first quarter of 2017, Diamondback averaged six operated rigs, drilled 28 gross horizontal wells and turned 26 operated horizontal wells to production. Operated completions consisted of 17 Lower Spraberry wells, six Wolfcamp A wells and three Wolfcamp B wells. In March 2017, Diamondback added a seventh operated horizontal rig, which began development in the Southern Delaware Basin. In April 2017, the

Company added an eighth operated rig, which began development in the Midland Basin. Diamondback plans to move this rig to Pecos County in the coming weeks and operate five rigs in the Midland Basin and three rigs in the Southern Delaware Basin.

Diamondback continues to decrease drilling times, lower costs and achieve new Company records. During the first quarter of 2017, Diamondback drilled a 9,500 foot lateral well in Midland County in 14.2 days from spud to total depth, a new record for the Company. Diamondback also drilled three 7,500 foot lateral wells in Howard County in less than 40 days from spud of the first well to rig release of the third well, a new record for the Company in Howard County.

DELAWARE BASIN OPERATIONS UPDATE
In Ward County, Diamondback recently completed its first operated Wolfcamp A well with a 7,563 foot lateral. The Coldblood 7372 Unit 1WA achieved a peak 15-day flowing IP rate of 210 boe/d per 1,000' (88% oil). Additionally, the Company recently drilled its first Wolfcamp A well with a 10,000 foot lateral, which it expects to complete in the coming weeks.

In Pecos County, Diamondback recently completed two horizontal wells in the Lower Wolfcamp A with an average lateral length of 4,581 feet. The McIntyre State 38 2H and McIntyre State 40-2H commenced with an average peak 24-hour IP rate of 186 boe/d per 1,000' (89% oil) per well and achieved an average peak 30-day flowing IP rate of 158 boe/d per 1,000' (89% oil) per well. Subsequently, Diamondback completed a well in the Upper Wolfcamp A with a 4,799 foot lateral. The State McGary 16-1H achieved a peak 24-hour IP rate of 243 boe/d per 1,000' (85% oil).

All four wells continue to flow naturally, with early results from these wells exceeding management expectations in each respective landing zone.

MIDLAND BASIN OPERATIONS UPDATE
Throughout the Midland Basin, Diamondback continues to see strong performance from wells using a high-density near-wellbore completion design. In Howard County, the Company recently completed three wells targeting the Lower Spraberry, Wolfcamp A and Wolfcamp B with an average lateral length of 7,679 feet. The Bullfrog 47 North Unit 1WA and Bullfrog 47 North Unit 1WB achieved an average peak 15-day IP rate of 274 boe/d per 1,000' (91% oil) per well, while the Lower Spraberry well continues to clean up.

In Spanish Trail, Diamondback recently completed a Wolfcamp A well with a 10,466 foot lateral. The Bombardier 407WA achieved a peak 30-day IP rate of 154 boe/d per 1,000' (89% oil) on ESP. With production data from its seven operated wells in Midland County, Diamondback strongly believes in the prospectivity of the Wolfcamp A in this area.

In Andrews County, Diamondback recently conducted its first test of 500 foot inter-lateral spacing in the Lower Spraberry with encouraging results. While the Company continues to monitor extended production data from the UL Mason East Unit pad, early rates from these three wells compare favorably to nearby operated completions with 660 foot inter-lateral spacing.

FINANCIAL HIGHLIGHTS
Diamondback's first quarter 2017 net income was $136 million, or $1.46 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $97 million, or $1.05 per share.

First quarter 2017 Adjusted EBITDA (as defined and reconciled below) was $175 million, up 27% from $138 million in Q4 2016. First quarter 2017 revenues were $235 million, up 27% from $185 million in Q4 2016.

First quarter 2017 average realized prices were $49.80 per barrel of oil, $2.69 per Mcf of natural gas and $20.05 per barrel of natural gas liquids, resulting in a total equivalent price of $41.93/boe, up 8% from the Q4 2016 total equivalent price of $38.72/boe.

Diamondback's cash operating costs for the first quarter of 2017 were $9.31 per boe, including lease operating expenses ("LOE") of $4.80 per boe and cash general and administrative expenses of $1.20 per boe.

As of March 31, 2017, Diamondback had $37 million in cash and an undrawn $500 million credit facility. In connection with its Spring 2017 redetermination expected to close in May 2017, the lead bank on Diamondback's credit facility recommended a borrowing base increase to $1.5 billion from $1.0 billion, with the Company electing to increase the lenders' aggregate commitment to $750 million from $500 million previously.

During the first quarter of 2017, Diamondback's spent $100 million on drilling and completion, and $16 million on infrastructure and non-operated properties.

FULL YEAR 2017 GUIDANCE

Below is Diamondback's full year 2017 guidance, which is updated to include full year guidance for corporate income taxes and lower interest expense. Diamondback expects full year 2017 production to be between 69.0 Mboe/d and 76.0 Mboe/d from a total capital budget of between $800.0 million to $1.0 billion for drilling, completion and infrastructure, including $75 million of one time capital expenditures for oil and natural gas gathering systems in the Southern Delaware Basin. Diamondback now expects interest expense to be between $1.50 to $2.50 per boe versus $2.00 to $3.00 previously.

2017 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total Net Production – MBoe/d	69.0 – 76.0	8.5 – 9.5

Unit costs ($/boe)
Lease operating expenses, including workovers	$4.75 - $5.75	n/a
Gathering & Transportation	$0.50 - $1.00	$0.25 - $0.50
G&A
Cash G&A	$1.00 - $2.00	$0.50 - $1.50
Non-cash equity-based compensation	$1.50 - $2.50	$0.50 - $1.50
DD&A	$9.00 - $11.00	$8.00 - $10.00
Interest expense (net of interest income)	$1.50 - $2.50

Production and ad valorem taxes (% of revenue)(a)	7.0%	7.0%
Corporate tax rate (% of pre-tax income)	0% - 5%	n/a

($ - million)
Gross horizontal well costs - Midland Basin(b)	$5.0 - $5.5	n/a
Gross horizontal well costs - Delaware Basin(b)	$6.0 - $8.0
Horizontal wells completed (net)	130 - 165 (110 - 140)

Capital Budget ($ - million)
Horizontal drilling and completion	$650 - $825	n/a
Infrastructure	$150 - $175	n/a
2017 Capital Spend	$800 - $1,000	n/a

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

(b)	Assumes a 7,500’ average lateral length.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its financial and operating results for the first quarter of 2017 on Wednesday, May 3, 2017 at 8:30 a.m. CT.  Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 12995853. A telephonic replay will be available from 11:30 a.m. CT on Wednesday, May 3, 2017 through Wednesday, May 10, 2017 at 11:30 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 12995853. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas Company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. Diamondback’s activities are primarily focused on the horizontal exploitation of multiple intervals within the Wolfcamp, Spraberry, Clearfork, Bone Spring and Cline formations.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including specifically the statements regarding the pending acquisition discussed above. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2017	2016
Revenues
Oil, natural gas liquids and natural gas	$232,498	$87,481
Lease bonus	1,602	—
Midstream services	1,130	—
Total revenues	235,230	87,481
Operating Expenses
Lease operating expenses	26,626	18,223
Production and ad valorem taxes	15,725	7,962
Gathering and transportation	2,619	2,789
Midstream services	854	—
Depreciation, depletion and amortization	58,929	42,069
Impairment of oil and natural gas properties	—	30,816
General and administrative expenses	13,744	12,979
Asset retirement obligation accretion	323	246
Total expenses	118,820	115,084
Income (loss) from operations	116,410	(27,603)
Interest income (expense)	(12,225)	(10,013)
Other income	1,145	563
Gain on derivative instruments, net	37,701	1,426
Total other income (expense), net	26,621	(8,024)
Income (loss) before income taxes	143,031	(35,627)
Provision for income taxes	1,957	—
Net income (loss)	141,074	(35,627)
Net income (loss) attributable to non-controlling interest	4,801	(2,715)
Net income (loss) attributable to Diamondback Energy, Inc.	$136,273	$(32,912)

Earnings per common share:
Basic	$1.46	$(0.46)
Diluted	$1.46	$(0.46)
Weighted average common shares outstanding:
Basic	93,161	71,026
Diluted	93,364	71,026

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

		Three Months Ended March 31,
		2017	2016
	Production Data:
	Oil (MBbl)	4,158	2,635
	Natural gas (MMcf)	3,683	2,317
	Natural gas liquids (MBbls)	773	465
	Oil Equivalents (MBOE)(1)(2)	5,545	3,486
	Average daily production (BOE/d)(2)	61,610	38,308
	% Oil	75%	76%

	Average sales prices:
	Oil, realized ($/Bbl)	$49.80	$29.99
	Natural gas realized ($/Mcf)	2.69	1.74
	Natural gas liquids ($/Bbl)	20.05	9.54
	Average price realized ($/BOE)	41.93	25.09
	Oil, hedged ($/Bbl)(3)	49.40	31.94
	Natural gas, hedged ($ per MMbtu)(3)	2.69	1.74
	Average price, hedged ($/BOE)(3)	41.63	26.56

	Average Costs per BOE:
	Lease operating expense	$4.80	$5.23
	Production and ad valorem taxes	2.84	2.28
	Gathering and transportation expense	0.47	0.80
	General and administrative - cash component	1.20	1.33
	Total operating expense - cash	$9.31	$9.64

	General and administrative - non-cash component	$1.28	$2.39
	Depreciation, depletion, and amortization	10.63	12.07
	Interest expense	2.20	2.87

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) plus non-cash loss on derivative instruments, interest expense, depreciation, depletion and amortization, impairment of oil and gas properties, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income (loss) as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Adjusted net income is a non-GAAP financial measure equal to net income (loss) attributable to Diamondback Energy, Inc. plus non-cash (gain) loss on derivative instruments, net, (gain) loss on the sale of assets, net, impairment of oil and gas properties and related income tax adjustments. The Company’s computations of Adjusted EBITDA and adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Net income (loss)	$141,074	$(35,627)
Non-cash (gain) loss on derivative instruments, net	(39,375)	3,691
Interest expense	12,225	10,013
Depreciation, depletion and amortization	58,929	42,069
Impairment of oil and natural gas properties	—	30,816
Non-cash equity-based compensation expense	9,406	11,114
Capitalized equity-based compensation expense	(2,343)	(2,764)
Asset retirement obligation accretion expense	323	246
Income tax (benefit) provision	1,957	—
Consolidated Adjusted EBITDA	$182,196	$59,558
EBITDA attributable to noncontrolling interest	(6,933)	(1,421)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$175,263	$58,137

Adjusted net income is a performance measure used by management to evaluate performance, prior to non-cash losses on derivative instruments, (gain) on sale of assets, net, impairment of oil and gas properties and related income tax adjustments.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in thousands, except share amounts and per share data)

	Three Months Ended March 31,
	2017	2016
Net income (loss) attributable to Diamondback Energy, Inc.	$136,273	$(32,912)
Plus:
Non-cash (gain) loss on derivative instruments, net	(39,375)	3,691
Gain on sale of assets, net	(12)	—
Impairment of oil and gas properties*	—	27,791
Income tax adjustment for above items**	559	—
Adjusted net income (loss) attributable to Diamondback Energy, Inc.	$97,445	$(1,430)

Adjusted net income per common share:
Basic	$1.05	$(0.02)
Diluted	$1.04	$(0.02)
Weighted average common shares outstanding:
Basic	93,161	71,026
Diluted	93,364	71,026
*Impairment has been adjusted for Viper's noncontrolling interest.
**The tax impact is computed utilizing the Company's effective federal and state income tax rates. The income tax rate for the three months ended March 31, 2017 was approximately 1.42%.

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbs/day), $/Bbl)
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Swaps	10,000	14,000	14,000	11,000	9,000	5,000	5,000
	$52.53	$53.43	$53.37	$54.46	$53.92	$53.43	$53.39
Basis Swaps	24,000	24,000	24,000	15,000	15,000	15,000	15,000
	$(0.72)	$(0.72)	$(0.72)	$(0.88)	$(0.88)	$(0.88)	$(0.88)
Costless Collars Floor	14,000	16,000	18,000	6,000	—	—	—
	$45.64	$47.13	$47.11	$47.00	—	—	—
Costless Collars Ceiling	7,000	8,000	9,000	3,000	—	—	—
	$55.00	$56.89	$56.05	$56.34	—	—	—

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018
Swaps	26,703	30,000	30,000	25,000	10,000	10,000	10,000
	$3.21	$3.23	$3.26	$3.39	$3.07	$3.07	$3.07

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com